Exhibit 99.1

FOR IMMEDIATE RELEASE

VIRGINIA NATIONAL BANKSHARES CORPORATION
ANNOUNCES FULL YEAR AND FOURTH QUARTER FINANCIAL RESULTS

Charlottesville, VA – January 28, 2019 – Virginia National Bankshares Corporation (OTCQX: VABK) (the “Company”) today reported net income of $8.5 million, or $3.31 per diluted share, for the year ended December 31, 2018, which is a 29% increase compared to net income of $6.6 million, or $2.58 per diluted share recognized for the year ended December 31, 2017. Fourth quarter 2018 net income was $1.7 million, or $0.66 per diluted share, a $528 thousand or 46% increase compared to net income of $1.2 million, or $0.45 per diluted share, recognized during the fourth quarter of 2017. Note that 2017 diluted share figures have been adjusted for the 5% stock dividend effective April 13, 2018.

“We are proud to announce record net income despite the headwinds that we faced in 2018,” said Glenn W. Rust, President and Chief Executive Officer. “We confronted significant competition for loans and deposits throughout the year and were still able to finish the year with a return on average assets of 1.33%.”

2018 Full-Year and Select Balance Sheet Financial Highlights

●	Return on average assets (ROAA) for 2018 of 1.33% compared favorably to the 1.05% realized in the prior year.
●	The efficiency ratio on a fully tax equivalent basis (FTE) was 56.2%, an improvement over the 58.0% for 2017.
●	2018 net interest income increased $1.5 million, or 7.1%, over the net interest income recognized in 2017.
●	Net interest margin (FTE) improved 17 basis points to 3.80% for 2018 compared to 3.63% for 2017.
●	Gross loans outstanding at December 31, 2018 totaled $537.2 million, which represented an increase of $8.4 million, or 1.6%, over the 2017 year-end balance.
●	The period-end allowance for loan losses as a percentage of total loans increased to 0.91% at the end of December 2018, due to the need for an increase to the allowance for loan losses as a result of the loss of surety bonds covering the student loan portfolio. The allowance for loan losses as a percentage of total loans as of December 31, 2017 was 0.76%.

●	The balance of loans in non-accrual status increased from $177 thousand at year-end 2017 to $615 thousand as of December 31, 2018, of which $445 thousand were student loans. The Company has filed claims with the liquidator of the surety company for these non-accrual student loans and expects to collect the principal balances outstanding on these loans. Student loans that become 120 days or more past due after July 27, 2018 have been and will be classified as charge-offs.

●	The loan-to-deposit ratio was 93.8% at December 31, 2018, compared to 97.4% at December 31, 2017.
●	Tangible book value per share as of December 31, 2018, which reflects the 5% stock dividend effective April 2018, was $27.48. This compares to $26.61 as of December 31, 2017, which was prior to and therefore not adjusted for the 5% stock dividend.

●	A provision for loan losses of $1.9 million was recognized during 2018, compared to $418 thousand recognized in 2017, primarily due to the loss of surety bonds insuring the student loan portfolio.

2018 Full-Year and Select Balance Sheet Financial Highlights, continued

●	The cost of funds of 49 basis points incurred in 2018 increased 27 basis points from 22 basis points for 2017, due to increased rates on deposit accounts and higher cost of borrowed funds. Low-cost deposits, which include noninterest checking accounts and interest-bearing checking, savings, and money market accounts, remained in excess of 75% of total deposits at the end of 2018 and 2017.

●	Noninterest income for 2018 decreased $350 thousand, or 6.0%, compared to 2017, primarily due to lower wealth management performance fees in 2018, as a result of stock market conditions as of December 31, 2018.

●	Noninterest expense for 2018 increased $132 thousand, or 0.8%, compared to 2017, due to expenses associated with additional staffing and increased professional fees, as well as data processing expenses associated with the implementation of mobile banking.

●	The provision for income taxes recognized in 2018 decreased $2.3 million, or 53.0%, compared to 2017, due primarily to the reduction in our corporate tax rate from 34% to 21% in 2018 and the one-time, non-cash tax charge of $963 thousand in 2017 due to the re-measurement of, and adjustment to, deferred tax assets as a result of the enactment of the Tax Cuts and Jobs Act in December 2017.

●	Capital ratios continue to be well in excess of regulatory requirements for well-capitalized banks.

Fourth Quarter 2018 Select Financial Highlights

●	Net interest income for the fourth quarter of 2018 increased $204 thousand, or 3.7%, compared to the same period in 2017.
●	A provision for loan losses of $983 thousand was recognized in the fourth quarter of 2018, compared to $205 thousand recognized in the fourth quarter of 2017, related primarily to the student loan portfolio, as noted above.

●	The cost of funds of 58 basis points for the fourth quarter of 2018 increased 35 basis points from 23 basis points for the fourth quarter of 2017, due to increased rates on deposit accounts.
●	Noninterest income for the fourth quarter decreased $907 thousand, or 42.3%, compared to the fourth quarter of 2017, primarily due to lower wealth management performance fees in 2018.
●	Noninterest expense for the fourth quarter decreased $546 thousand, or 12.3%, compared to the fourth quarter of 2017, largely because bonuses associated with wealth management fees were paid in the fourth quarter of 2017, while minimal bonuses were paid in 2018.

●	The provision for income taxes recognized in the fourth quarter of 2018 decreased $1.5 million, or 78.1%, compared to the fourth quarter of 2017, due primarily to the reduction in our corporate tax rate from 34% to 21% in 2018 and the one-time, non-cash tax charge of $963 thousand in 2017 due to the re-measurement of, and adjustment to, deferred tax assets as a result of the enactment of the Tax Cuts and Jobs Act in December 2017.

●	Cash dividends of $763 thousand were declared during the fourth quarter of 2018, while the remaining net income of $919 thousand, or 54.6%, was retained.

About Virginia National Bankshares Corporation

Virginia National Bankshares Corporation, headquartered in Charlottesville, Virginia, is the bank holding company for Virginia National Bank (the “Bank”). The Bank has four banking offices in Charlottesville and one in Winchester, as well as a loan production office in Harrisonburg. The Bank offers a full range of banking and related financial services to meet the needs of individuals, businesses and charitable organizations. Investment management, wealth advisory, and trust and estate services are offered under the name of VNB Wealth Management. Retail brokerage and investment advisory services are offered under the name of VNB Investment Services.

The Company’s stock trades on the OTC Markets Group’s OTCQX Market under the symbol “VABK.” Additional information on the Company is also available at www.vnbcorp.com.

Forward-Looking Statements; Other Information

Statements which express or imply a view about projections, predictions or the expected future performance of Virginia National Bankshares Corporation are “forward-looking statements as defined in the Securities Exchange Act of 1934.” Such statements are often characterized by use of qualified words such as “expect,” “believe,” “estimate,” “project,” “anticipate,” “intend,” “will,” “should,” or words of similar meaning or other statements concerning the opinions or judgment of the Company and its management about future events. While Company management believes such statements to be reasonable, future events and predictions are subject to circumstances that are not within the control of the Company and its management, and actual events in the future may be substantially different from those expressed. The Company’s past results are not necessarily indicative of future performance. Factors that could cause future performance to differ from past performance or anticipated performance could include, but are not limited to, changes in: national and local economies, employment or market conditions; interest rates, deposits, loan demand, and asset quality; competition; financial services or tax laws and regulations; accounting principles or guidelines; and performance of assets under management. These statements speak only as of the date made, and the Company does not undertake to update any forward-looking statements to reflect changes or events that may occur after this release.

Certain information contained in the foregoing press release is derived from the unaudited consolidated financial statements of Virginia National Bankshares Corporation. The Company filed audited consolidated financial statements in its Annual Report on Form 10-K for the year ended December 31, 2017 with the Securities and Exchange Commission on March 27, 2018. Information based on other sources is believed by management of the Company to be reliable, but has not been independently verified.

VIRGINIA NATIONAL BANKSHARES CORPORATION
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)

	December 31, 2018	December 31, 2017*
	(Unaudited)
ASSETS
Cash and due from banks	$11,741	$11,390
Federal funds sold	7,133	6,887
Securities:
Available for sale, at fair value	61,392	67,501
Restricted securities, at cost	1,683	2,284
Total securities	63,075	69,785
Loans	537,190	528,784
Allowance for loan losses	(4,891)	(4,043)
Loans, net	532,299	524,741
Premises and equipment, net	7,042	7,371
Bank owned life insurance	16,791	16,344
Goodwill	372	372
Other intangible assets, net	477	579
Accrued interest receivable and other assets	5,870	6,417
Total assets	$644,800	$643,886
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Demand deposits:
Noninterest-bearing	$185,819	$193,081
Interest-bearing	106,884	102,583
Money market and savings deposit accounts	171,299	138,065
Certificates of deposit and other time deposits	108,531	109,233
Total deposits	572,533	542,962
Repurchase agreements and other borrowings	-	34,092
Accrued interest payable and other liabilities	1,525	1,727
Total liabilities	574,058	578,781
Shareholders' equity:
Preferred stock, $2.50 par value, 2,000,000 shares authorized, no shares outstanding	-	-
Common stock, $2.50 par value, 10,000,000 shares authorized; 2,543,452 and 2,410,680 issued and outstanding at December 31, 2018 and December 31, 2017, respectively	6,359	6,027
Capital surplus	27,013	22,038
Retained earnings	38,647	37,923
Accumulated other comprehensive loss	(1,277)	(883)
Total shareholders' equity	70,742	65,105
Total liabilities and shareholders' equity	$644,800	$643,886

* Derived from audited consolidated financial statements

VIRGINIA NATIONAL BANKSHARES CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except per share data)
(Unaudited)

	For the three months ended		For the twelve months ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Interest and dividend income:
Loans, including fees	$6,070	$5,410	$23,919	$20,864
Federal funds sold	89	33	209	241
Investment securities:
Taxable	259	277	1,073	1,115
Tax exempt	83	85	340	288
Dividends	42	27	145	96
Other	-	-	-	7
Total interest and dividend income	6,543	5,832	25,686	22,611

Interest expense:
Demand and savings deposits	361	126	1,134	467
Certificates and other time deposits	443	147	1,258	663
Repurchase agreements and other borrowings	22	46	398	104
Total interest expense	826	319	2,790	1,234
Net interest income	5,717	5,513	22,896	21,377
Provision for loan losses	983	205	1,873	418
Net interest income after provision for loan losses	4,734	5,308	21,023	20,959

Noninterest income:
Trust income	415	1,236	1,665	2,407
Advisory and brokerage income	139	133	565	520
Royalty income	16	32	585	230
Customer service fees	216	249	909	927
Debit/credit card and ATM fees	180	214	747	864
Earnings/increase in value of bank owned life insurance	113	115	446	427
Fees on mortgage sales	38	34	193	138
Losses on sales of securities	-	(1)	-	(75)
Losses on sales of other assets	-	-	(33)	-
Other	122	134	453	442
Total noninterest income	1,239	2,146	5,530	5,880

Noninterest expense:
Salaries and employee benefits	2,014	2,511	8,036	8,281
Net occupancy	448	470	1,835	1,860
Equipment	126	143	500	541
Other	1,293	1,303	5,643	5,200
Total noninterest expense	3,881	4,427	16,014	15,882

Income before income taxes	2,092	3,027	10,539	10,957
Provision for income taxes	410	1,873	2,069	4,403
Net income	$1,682	$1,154	$8,470	$6,554
Net income per common share, basic *	$0.66	$0.45	$3.33	$2.61
Net income per common share, diluted *	$0.66	$0.45	$3.31	$2.58
Weighted average common shares outstanding, basic *	2,543,452	2,531,214	2,539,907	2,513,371
Weighted average common shares outstanding, diluted *	2,554,543	2,551,745	2,557,980	2,535,587

* Shares and per share data have been adjusted to reflect a 5% stock dividend effective April 13, 2018.

VIRGINIA NATIONAL BANKSHARES CORPORATION
Financial Highlights
(dollars in thousands, except per share data)
(Unaudited)

	At or For the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2018	2018	2018	2018	2017
Common Share Data:
Net income per weighted average share, basic [1]	$0.66	$0.85	$0.72	$1.10	$0.45
Net income per weighted average share, diluted [1]	$0.66	$0.84	$0.72	$1.09	$0.45
Weighted average shares outstanding, basic [1]	2,543,452	2,542,094	2,539,162	2,534,799	2,531,214
Weighted average shares outstanding, diluted [1]	2,554,543	2,561,638	2,560,329	2,554,980	2,551,745
Actual shares outstanding	2,543,452	2,543,452	2,541,138	2,417,084	2,410,680
Tangible book value per share at period end	$27.48	$26.83	$26.36	$27.26	$26.61
Key Ratios:
Return on average assets [2]	1.05%	1.34%	1.15%	1.78%	0.73%
Return on average equity[2]	9.52%	12.39%	10.81%	17.12%	7.24%
Net interest margin (FTE)[3]	3.78%	3.80%	3.78%	3.85%	3.79%
Efficiency ratio (FTE)[4]	55.62%	57.72%	57.34%	54.04%	57.48%
Loan-to-deposit ratio	93.83%	97.92%	99.68%	99.98%	97.39%
Net Interest Income:
Net interest income	$5,717	$5,791	$5,692	$5,696	$5,513
Net interest income (FTE)[3,4]	$5,739	$5,814	$5,715	$5,719	$5,556
Capital Ratios:
Tier 1 leverage ratio	11.03%	10.93%	10.70%	10.59%	10.55%
Total risk-based capital ratio	14.38%	14.26%	13.78%	13.53%	12.96%
Assets and Asset Quality:
Average Earning Assets	$602,188	$607,675	$607,043	$602,669	$581,006
Average Gross Loans	$523,157	$532,876	$527,878	$524,873	$499,550
Allowance for loan losses:
Beginning of period	$4,678	$4,698	$3,955	$4,043	$3,824
Provision for (recovery of) loan losses	983	285	701	(96)	205
Charge-offs	(781)	(315)	-	(1)	-
Recoveries	11	10	42	9	14
Net (charge-offs) recoveries	(770)	(305)	42	8	14
End of period	$4,891	$4,678	$4,698	$3,955	$4,043
Non-accrual loans	$615	$566	$447	$171	$177
OREO	-	-	-	-	-
Total nonperforming assets (NPA)	$615	$566	$447	$171	$177
NPA as a % of total assets	0.10%	0.09%	0.07%	0.03%	0.03%
NPA as a % of total loans plus OREO	0.11%	0.11%	0.08%	0.03%	0.03%
Allowance for loan losses to total loans	0.91%	0.89%	0.88%	0.75%	0.76%
Non-accruing loans to total loans	0.11%	0.11%	0.08%	0.03%	0.03%
Net (charge-offs) recoveries to average loans [2]	-0.59%	-0.23%	0.03%	0.01%	0.01%

[1]	Share and per share data have been adjusted to reflect a 5% stock dividend effective April 13, 2018.
[2]	Ratio is computed on an annualized basis.
[3]	The net interest margin and net interest income are reported on a fully tax equivalent basis (FTE), using a Federal income tax rate of 21% for 2018 and 34% for 2017.
[4]

The efficiency ratio is computed as a percentage of noninterest expense divided by the sum of fully tax equivalent (FTE) net interest income and noninterest income. This is a non-GAAP financial measure that management believes provides investors with important information regarding operational efficiency. Management believes such financial information is meaningful to the reader in understanding operating performance, but cautions that such information should not be viewed as a substitute for GAAP. Comparison of our efficiency ratio with those of other companies may not be possible because other companies may calculate them differently.

Virginia National Bankshares Corporation Contact:	Tara Y. Harrison
434.817.8587